Exhibit 99.1

Neos Therapeutics Announces Proposed Offering of Common Stock

DALLAS and FORT WORTH, Texas, June 26, 2017  — Neos Therapeutics, Inc. (Nasdaq:NEOS), a pharmaceutical company focused on developing, manufacturing and commercializing innovative extended-release (XR) products using its proprietary modified-release drug delivery and orally disintegrating tablet (ODT) technology platforms, today announced that it has commenced an underwritten public offering of $30 million in shares of its common stock. In addition, Neos has granted the underwriter a 30-day option to purchase up to an additional $4.5 million in shares of common stock sold in connection with the offering.

Cantor Fitzgerald & Co. is acting as sole bookrunner for the offering.

The shares of common stock are offered pursuant to a shelf registration statement on Form S-3 (File No. 333-212809), including a base prospectus, filed by Neos on August 1, 2016 and declared effective by the Securities and Exchange Commission, or the SEC, on August 12, 2016. The offering will be made only by means of a prospectus. A preliminary prospectus supplement related to the offering and a final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Neos Therapeutics

Neos Therapeutics, Inc. is a pharmaceutical company focused on developing, manufacturing and commercializing products utilizing its proprietary modified-release drug delivery technology platforms. Adzenys XR-ODTTM, indicated for the treatment of ADHD in patients 6 years of age and older, and Cotempla XR-ODTTM, indicated for the treatment of ADHD in patients 6 to 17 years old, are the first two approved products using the Company’s extended-release (XR)-orally disintegrating tablet (ODT) technology platform. Neos, which is initially focusing on the treatment of ADHD, has submitted a New Drug Application  with the U.S. Food and Drug Administration for one other branded product candidate that is an XR medication in oral suspension dosage form. In addition, Neos manufactures and markets its generic version of the branded product Tussionex®, an XR oral suspension of hydrocodone and chlorpheniramine indicated for the relief of cough and upper respiratory symptoms of a cold.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Neos Therapeutics, Inc., including statements about Neos’ anticipated public offering, future expectations, plans and prospects for the Company and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials, expectations of expanding ongoing clinical trials and other factors discussed in the “Risk Factors” section of Neos’ Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC, as updated by any subsequently filed SEC filings, including Neos’ Quarterly Reports on Form 10-Q, and the “Risk Factors” section of Neos’ prospectus supplement and accompanying prospectus related to this public offering. Any forward-looking statements contained in this press release speak only as of the date hereof, and Neos expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Richard Eisenstadt

Chief Financial Officer

Neos Therapeutics

(972) 408-1389

reisenstadt@neostx.com

Sarah McCabe

Vice President

Stern Investor Relations, Inc.

(212) 362-1200

sarah@sternir.com